UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building 309 West 7th Street, Suite 1600 Fort Worth, TX 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2005, Cano Petroleum, Inc. (the “Company”) entered into an agreement with Haddock Enterprises, LLC and Kenneth Q. Carlile to explore the possibility of converting the Sabine Royalty Trust from a liquidating asset into a vehicle to acquire low risk assets.  Gerald W. Haddock is President of Haddock Enterprises, LLC and is a member of the Board of Directors of the Company.  It is expected that the Company will operate any wells to be operated by the Sabine Royalty Trust, subject to negotiating the terms of an operating agreement.  Haddock Enterprises, LLC, the Company and Mr. Carlile will bear the expenses in connection with the business venture.  The Company has contributed $40,000 to the joint venture.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2005, the Company completed the acquisition of Square One Energy, Inc. (“Square One”).  The Company paid a total of $8,000,000 for Square One, consisting of $4,000,000 in cash and 888,888 shares of the Company’s common stock, valued at $4.50 per share.  The common stock was issued pursuant to the exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended.

Square One was incorporated under the laws of the State of Texas in October 2001.  Square One’s assets include a 100% working interest and an 82% net revenue interest in 10,300 acres of mature oil fields in central Texas.  Other assets include a gas processing plant, production equipment, a field office and an office building.  Square One will continue to operate the 10,300 acre Desdemona and Hogtown Moore Units in Erath, Eastland and Comanche Counties, located in north central Texas.

Current production is 70 barrels per day of drip, NGL and crude oil.  Original oil in place is estimated at 100 million barrels of oil.  The Company plans to initiate a pilot waterflood in a down-dip area where there are active oil producers in the sand, then develop up-dip into the area currently producing gas.  A successful waterflood will be followed with an alkaline-surfactant-polymer (ASP) process to get additional oil out of the reservoir.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01

Item 9.01       Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

To be filed by amendment no later than 71 calendar days after April 4, 2005.

 (b) Pro forma financial information.

To be filed by amendment no later than 71 calendar days after April 4, 2005.

 (c) Exhibits:

10.1	Letter agreement dated March 29, 2005 among the Haddock Enterprises, LLC, the Company and Kenneth Carlile

10.2

Purchase and Sale Agreement dated February 6, 2005 by and between Square One Energy, Inc. and Cano Petroleum, Inc. (Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 1, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer